Exhibit (d)(7)


                              SUBADVISORY AGREEMENT


         AGREEMENT made as of the 2nd day of November 2, 2006, between WEISS CAPITAL MANAGEMENT, INC., 7111 Fairway Drive, Suite 102, Palm Beach Gardens, Florida 33418 (hereinafter called the "Manager"), and DELRAY FINANCIAL CORPORATION, 4521 PGA Blvd, Suite 265, Palm Beach Gardens, FL 33418 (hereinafter called the "Sub-adviser").

         WHEREAS, The Weiss Fund (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager has entered into Investment Advisory Agreement(s) (the "Advisory Agreement") with the Trust, pursuant to which the Manager acts as investment adviser to the portfolio assets of certain listed on Schedule A hereto, as amended from time to time (each a "Fund" and, collectively, the "Funds"); and

         WHEREAS, the Manager desires to utilize the services of the Sub-adviser as investment sub-adviser with respect to each Fund; and

         WHEREAS, the Sub-adviser is willing to perform such services on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

I. Duties of the Sub-adviser. The Sub-adviser will serve the Manager as investment sub-adviser with respect to each Fund.

     A. As investment sub-adviser to the Fund(s), the Sub-adviser is hereby authorized and directed and hereby agrees, in accordance with the Sub-adviser's best judgment and subject to the stated investment objectives, policies and restrictions of the Fund(s) as set forth in the current prospectuses and statements of additional information of the Trust (including amendments) and in accordance with the Trust's Declaration of Trust, as amended, and By-laws governing the offering of its shares (collectively, the "Trust Documents"), the 1940 Act and the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), relating to regulated investment companies, and subject to such resolutions as from time to time may be adopted by the Trust's Board of Trustees, to render continuous investment advice to the Manager as to the investment of the Fund's assets, provide supervision of the Funds' assets, and furnish a continuous investment program for the Funds, as may be most appropriate to the achievement of the investment objectives of the Fund(s) as stated in the aforesaid prospectuses, and to provide research and analysis relative to the investment program and investments of the Fund(s) and to monitor on a continuing basis the performance of the portfolio securities of the Fund(s). The Sub-adviser shall have no discretion regarding nor responsibility for the implementation or execution of transactions which it recommends to the Manager for any Fund, such discretion and responsibility being solely with the Manager in the exercise of its independent judgement regarding the appropriateness of the Sub-adviser's investment recommendations for the Fund in light of its investment objectives, policies and restrictions. The Manager will make available to the Sub-adviser certain research services.

     B. The Sub-adviser shall (i) comply with all reasonable requests of the Trust, or the independent auditors of the Trust, for information, including information required in connection with the Trust's annual audit and filings with the Securities and Exchange Commission (the "SEC") and state securities commissions, and (ii) provide such other services as the Sub-adviser shall from time to time determine to be necessary or useful to the administration of the Funds, including, but not limited to, cooperation with the Manager in connection with any examination of the Trust by the SEC or any other regulatory agency.

     C. The Sub-adviser shall furnish to the Trust's Board of Trustees periodic reports on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

     D. The investment advisory services provided by the Sub-adviser under this Agreement are not to be deemed exclusive and the Sub-adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Manager or the Trust.

II. Delivery of Documents to the Manager. The Sub-adviser has furnished the Manager with copies of each of the following documents:

     A. The Sub-adviser's current Form ADV and any amendments thereto; and

     B. The Code of Ethics of the Sub-adviser as currently in effect.

     The Sub-adviser will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Sub-adviser will provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items A and B above will be provided within 30 days of the time such materials became available to the Sub-adviser.

III. Expenses.

     The Sub-adviser shall pay all of its expenses arising from the performance of its obligations under Section I.

IV. Compensation.

         The Manager shall pay to the Sub-adviser for its services hereunder, and the Sub-adviser agrees to accept as full compensation therefor, a fee with respect to each Fund as set forth on Schedule B. If the Sub-adviser shall serve hereunder for less than the whole of any payment period, the fee hereunder shall be prorated accordingly.

V. Independent Contractor.

     In the performance of its duties hereunder, the Sub-adviser is and shall be an independent contractor and, except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Funds, any other series of the Trust or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Fund(s), any other series of the Trust or the Manager.

VI. Term of Agreement.

     This Agreement shall continue in full force and effect for one year from the date of execution, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act if the Sub-adviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to such date of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by a Fund, by vote of the Trust's Board of Trustees or a majority of the outstanding voting securities of the applicable Fund (as defined by the 1940
Act), or by the Manager or by the Sub-adviser upon 60 days' written notice. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act) or upon the termination of the Advisory Agreement.

VII. Amendments.

     This Agreement may be amended by consent of the parties hereto provided that the consent of the applicable Fund is obtained in accordance with the requirements of the 1940 Act.

VIII. Confidential Treatment.

     It is understood that any information or recommendation supplied by the Sub-adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Fund(s). It is also understood that any information supplied to the Sub-adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may or may not be bought or sold for the Fund(s), and any nonpublic personal information of Fund shareholders, as such information is defined under Regulation S-P, or any list derived from such information, is to be regarded as confidential and for use only by the Sub-adviser in connection with its obligation to provide investment advice and other services to the Fund(s), and may not be disclosed to any third parties.

IX. Representations and Warranties. The Sub-adviser hereby represents and warrants as follows:

     A. The Sub-adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

     B. The Sub-adviser has all requisite authority to enter into, execute, deliver and perform the Sub-adviser's obligations under this Agreement;

     C. The Sub-adviser's performance of its obligations under this Agreement does not conflict with any law, regulation or order to which the Sub-adviser is subject; and

     D. The Sub-adviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Fund(s) ("Registration Statement"), and (ii) each Fund's prospectuses and statements of additional information (including amendments) thereto, in each case in the form received from the Manager with respect to the disclosure about the Sub-adviser and the Fund(s) of which the Sub-adviser has knowledge ("Sub-adviser and Fund Information") and except as advised in writing to the Manager such Registration Statement, prospectuses and statements of additional information (including amendments) contain, as of their respective dates, no untrue statement of any material fact of which the Sub-adviser has knowledge and do not omit any statement of a material fact of which the Sub-adviser has knowledge that was required to be stated therein or necessary to make the statements contained therein not misleading.

X. Covenants. The Sub-adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

     A. The Sub-adviser shall maintain the Sub-adviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

     B. The Sub-adviser's performance of its obligations under this Agreement shall not conflict with any law, regulation or order to which the Sub-adviser is then subject;

     C. The Sub-adviser shall at all times comply with the Advisers Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectuses and statements of additional information (including amendments) and with any applicable procedures adopted by the Trust's Board of Trustees, provided that such procedures are identified in writing to the Sub-adviser;

     D. The Sub-adviser shall promptly notify the Manager and the Fund(s) upon the occurrence of any event that might disqualify or prevent the Sub-adviser from performing its duties under this Agreement. The Sub-adviser shall promptly notify the Manager and the Funds if there are any changes to its organizational structure or the Sub-adviser has become the subject of any adverse regulatory action imposed by any regulatory body or self-regulatory organization. The Sub-adviser further agrees to notify the Manager of any changes relating to it or the provision of services by it that would cause the Registration Statement, prospectuses or statements of additional information (including amendments) for the Funds to contain any untrue statement of a material fact or to omit to state a material fact that is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Sub-adviser and Fund Information; and

     E. The Sub-adviser will render advice to the Manager regarding the investment of each Fund's assets that is consistent with maintaining the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code.

     F. The Sub-adviser shall provide to the Trust's Board of Trustees a copy of the Sub-adviser's Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act and any amendments thereto, and all certifications required under that rule.

XI. Use of Names.

     A. The Sub-adviser acknowledges and agrees that the names "The Weiss Fund" and "Weiss Capital Management, Inc.," and abbreviations or logos associated with those names, are the valuable property of the Manager and its affiliates; that the Fund(s), the Manager and their affiliates have the right to use such names, abbreviations and logos; and that the Sub-adviser shall use the names "The Weiss Fund" and "Weiss Capital Management, Inc.," and associated abbreviations and logos, only in connection with the Sub-adviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, Sub-adviser agrees to obtain prior written approval from Manager before using or referring to "The Weiss Fund" and "Weiss Capital Management, Inc.," or the Fund(s) or any abbreviations or logos associated with those names.

     B. The Manager acknowledges that "Delray" and "Delray Financial" and abbreviations or logos associated with those names are valuable property of Delray Financial Corporation and are distinctive in connection with investment advisory and related services provided by the Sub-adviser, the "Delray" name is a property right of the Sub-adviser, and the "Delray" and "Delray Financial" names are understood to be used by each Fund upon the conditions hereinafter set forth; provided that each Fund may use such names only so long as the Sub-adviser shall be retained as the investment sub-adviser of the Fund pursuant to the terms of this Agreement.

     C. The Sub-adviser acknowledges that each Fund and its agents may use the "Delray" and "Delray Financial" names in connection with accurately describing the activities of the Fund, including use with marketing and other promotional and informational material relating to the Fund with the prior written approval always of the Sub-adviser. In the event that the Sub-adviser shall cease to be the investment sub-adviser of a Fund, then the Fund at its own or the Manager's expense, upon the Sub-adviser's written request: (i) shall cease to use the Sub-adviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions that may be necessary or desirable to effect the foregoing and to reconvey to the Sub-adviser all rights which a Fund may have to such name. The Manager agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and the Sub-adviser agrees to allow the Funds and their agents a reasonable time to effectuate the foregoing.

     D.  The  Sub-adviser   hereby  agrees  and  consents  to  the  use  of  the
Sub-adviser's name upon the foregoing terms and conditions.

XII. Reports by the Sub-adviser and Records of the Funds.

     The Sub-adviser shall furnish the Manager information and reports necessary to the operation of the Fund(s), including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually agreed. The Sub-adviser shall immediately notify and forward to both the Manager and legal counsel for the Trust any legal process served upon it on behalf of the Manager or the Trust.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-adviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. The Sub-adviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of each Fund. The Sub-adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

XIII. Indemnification.

     The Sub-adviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Manager, the Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Sub-adviser's responsibilities as sub-adviser of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Sub-adviser, any of the Sub-adviser's employees or representatives or any affiliate of or any person acting on behalf of the Sub-adviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Fund(s) or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Sub-adviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's Registration Statement, or upon verbal information confirmed by the Sub-adviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Sub-adviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     The Manager agrees to indemnify and hold harmless the Sub-adviser, any affiliated person of the Sub-adviser and each controlling person of the Sub-adviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Sub-adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Fund(s) (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Fund(s) or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Sub-adviser, or any affiliated person of the Sub-adviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Sub-adviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Manager's indemnity in favor of the Sub-adviser or any affiliated person or controlling person of the Sub-adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

XIV. Notices.

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter specify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

                  If to the Manager:        WEISS CAPITAL MANAGEMENT, INC.
                                            7111 Fairway Drive
                                            Suite 102
                                            Palm Beach Gardens, FL 33410
                                            Attention: Dana Nicholas

                  If to the Trust:          THE WEISS FUND
                                            7111 Fairway Drive
                                            Suite 102
                                            Palm Beach Gardens, FL 33410
                                            Attention: Dana Nicholas

                  If to the Sub-adviser:    DELRAY FINANCIAL CORPORATION
                                            4521 PGA Blvd
                                            Suite 265
                                            Palm Beach Gardens, Florida  33418
                                            Attention: John N. Breazeale

XV. Limitation of Liability of the Trust, its Trustees, and Shareholders.

     It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

XVI. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

XVII. Severability.

     Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

XVIII. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, WEISS CAPITAL MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                                  WEISS CAPITAL MANAGEMENT, INC.



                                                  By:________________________
                                                     Title:  President


                                                  DELRAY FINANCIAL CORPORATION



                                                  By:________________________
                                                     Title:  President

                                   SCHEDULE A
                        TO SUBADVISORY AGREEMENT BETWEEN
         WEISS CAPITAL MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                          DATED AS OF NOVEMBER 2, 2006
                       -----------------------------------



Fund(s):


Weiss Treasury Only Money Market Fund

                                   SCHEDULE B
                        TO SUBADVISORY AGREEMENT BETWEEN
         WEISS CAPITAL MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                          DATED AS OF NOVEMBER 2, 2006
                       ----------------------------------


Fee schedule:


Weiss Treasury Only Money Market Fund: The Adviser shall pay the Sub-adviser as compensation for the Sub-adviser's services to be rendered hereunder a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter.